UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 10, 2021

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement commu8nications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition
On February 11, 2021, GoDaddy Inc. (the "Company") issued a press release and will hold a conference call announcing its financial results for the quarter and year ended December 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
GoDaddy Inc. refers to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chief Financial Officer and Principal Financial Officer
On February 11, 2021, the Company announced that Raymond E. Winborne, the Company’s Chief Financial Officer and principal financial officer, would retire from his positions with the Company effective as of June 30, 2021, or such earlier date as a new Chief Financial Officer of the Company is appointed (the "Winborne Transition Date"). The Board has accepted Mr. Winborne’s resignation, effective as the Winborne Transition Date.
In connection with the announcement of Mr. Winborne’s retirement, on February 10, 2021, the Company and certain of its affiliates entered into a transition agreement with Mr. Winborne (the "Winborne Transition Agreement") that sets forth the terms of Mr. Winborne’s employment through June 30, 2021 (the "Winborne Retirement Date"). The Winborne Transition Agreement provides that Mr. Winborne will remain an employee on a full-time basis through the Winborne Transition Date as Chief Financial Officer and, if a new Chief Financial Officer of the Company is appointed prior to Winborne Transition Date, thereafter as a strategic advisor through the Winborne Retirement Date. Mr. Winborne will continue to receive his current compensation and benefits (including Company equity award vesting) through the Winborne Retirement Date, other than as described in this paragraph. Mr. Winborne will not participate in the Company’s 2021 bonus plans. On the Winborne Retirement Date, Mr. Winborne will become entitled to receive the following separation consideration, subject to him signing and not revoking a release of claims with the Company, (i) a lump sum cash payment equal to $262,500, which amount equals a pro-rated amount of his target bonus opportunity for 2021, (ii) payment of premiums for continuation coverage for Mr. Winborne and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for a period of up to 12 months following the Winborne Retirement Date, and (iii) subject to the approval of the Company’s board of directors, extension of the period in which Mr. Winborne has to exercise his outstanding and vested Company options until December 31, 2021, subject to earlier termination under the Company’s equity incentive plan, each as set forth in the Winborne Transition Agreement. Mr. Winborne will continue to serve as the Company’s principal financial officer until the Winborne Transition Date.
Chief Legal Officer, Executive Vice President and Secretary
On February 11, 2021, the Company also announced that Nima J. Kelly, the Company’s Chief Legal Officer, Executive Vice President and Secretary, would retire from her positions with the Company effective as of June 30, 2021, or such earlier date as a new Chief Legal Officer of the Company is appointed (the "Kelly Transition Date"). The Board has accepted Ms. Kelly’s resignation as Chief Legal Officer, Executive Vice President and Secretary, effective as the Kelly Transition Date.
In connection with the announcement of Ms. Kelly’s retirement, on February 10, 2021, the Company and certain of its affiliates entered into a transition agreement with Ms. Kelly (the "Kelly Transition Agreement") that sets forth the terms of Ms. Kelly’s employment through December 31, 2021 (the "Kelly Retirement Date"). The Kelly Transition Agreement provides that Ms. Kelly will remain an employee on a full-time basis through the Kelly Transition Date as Chief Legal Officer, Executive Vice President and Secretary and, if a new Chief Legal Officer of the Company is appointed prior to Kelly Transition Date, thereafter as a strategic advisor. On the Kelly Transition Date, Ms. Kelly will be employed as a strategic advisor on a part-time basis through the Kelly Retirement Date.

The Kelly Transition Agreement provides that Ms. Kelly will continue to receive her compensation and benefits (including Company equity award vesting) through the Kelly Transition Date, other than as described herein. Between the Kelly Transition Date and the Kelly Retirement Date, Ms. Kelly will receive a gross monthly salary of $20,000, continue to vest in her Company equity awards in accordance with the equity documents, and participate in employee benefit plans. If, during the period she is a strategic advisor, she is no longer eligible to participate in the health plans, a Company affiliate will pay for the premium costs for her and her eligible dependents to continue coverage pursuant to COBRA for up to 12 months from the date she is no longer eligible for COBRA coverage. On the Kelly Transition Date, Ms. Kelly also will become entitled to receive a lump sum cash payment of her accrued paid-time off balance, in the amount of $121,153.85. Ms. Kelly will not participate in the Company’s 2021 bonus plans. On the Kelly Retirement Date, 100% of her equity award with a grant date of February 23, 2018 will immediately vest as to 779 shares, and Ms. Kelly will become entitled to receive the following separation consideration, subject to her signing and not revoking a release of claims with the Company, (i) a lump sum cash payment equal to $262,500, which payment equals a pro-rated amount of her target bonus opportunity for 2021 and (ii) the portion of her equity award with a grant date of February 28, 2020 that is scheduled to vest on March 1, 2022 will immediately vest as to 17,183 shares, each as set forth in the Kelly Transition Agreement. Ms. Kelly will continue to serve as the Company’s Chief Legal Officer, Executive Vice President and Secretary until the Kelly Transition Date.
Item 7.01    Regulation FD Disclosure
On February 11, 2021, the Company issued a press release entitled "GoDaddy Announces Executive Retirements." A copy of this press release is furnished as Exhibit 99.2.
The information set forth under this item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of GoDaddy Inc. dated February 11, 2021
99.2	Press release of GoDaddy Inc. titled "GoDaddy Announces Executive Retirements"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	February 11, 2021	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer